UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

Endeavour International Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32212	88-0448389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street, Suite 2100, Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 307-8700

N/A

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Current Report on Form 8-K/A amends the Current Report on Form 8-K dated as of May 31, 2012. This Current Report on Form 8-K/A is being filed solely to correct a typographical error that appeared in the audited financial statements included as Exhibit 99.2 to the Form 8-K/A that was filed on June 8, 2012. In the previously filed Form 8-K/A, the date of the opinion of Ernst & Young LLP was shown as 8 June 2012. The date has been corrected to 7 June 2012. No other amendments or changes have been made.

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on December 23, 2011, Endeavour International Corporation (the “Company”), through its wholly owned subsidiary, Endeavour Energy UK Limited (“Endeavour UK”), entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with ConocoPhillips (U.K.) Limited, ConocoPhillips Petroleum Limited and ConocoPhillips (U.K.) Lambda Limited (collectively, the “Sellers”) to acquire the Sellers’ interest in three producing U.K. oil fields in the Central North Sea (the “COP Acquisition”). Under the terms of the Purchase Agreement, the Company can close on the acquisition of the Sellers’ interest in the Alba field, triggering the release of the funds from escrow (described below), without having to also concurrently close the acquisition of the Sellers’ interests in the other two fields. On May 31, 2012, the Company closed the portion of the COP Acquisition consisting of a 23.43% interest in the Alba field (the “Alba Property”) for aggregate cash consideration of approximately $217.5 million (reduced from $255.4 million as a result of purchase price adjustments since the effective date of January 1, 2011). In connection with closing the acquisition of the Alba Property separately from the other two fields, the Company paid a $2 million deposit to the Sellers. Prior to acquiring the Alba Property, the Company already held a 2.25% interest in the Alba field. The Company intends to pursue the closing of the other two fields in the near future.

Upon the closing of the purchase of the Alba Property, the net proceeds from the Company’s Senior Notes due 2018 (the “Notes”) were released from escrow. The Company used approximately $205 million of the net proceeds from the sale of the notes together with approximately $14 million of borrowings under its revolving credit facility (the “Revolving Credit Facility”) with Cyan Partners, LP (“Cyan”), as administrative agent and the other lenders party thereto, to fund the cash consideration for the acquisition of the Alba Property.

In connection with the closing of the Alba Property portion of the COP Acquisition, the Company entered into several concurrent transactions:

Revolving Credit Facility Amendment

On May 31, 2012, the Company, Endeavour UK and certain of the Company’s other subsidiaries entered into a First Amendment to Credit Agreement, US Security Agreement and Subsidiaries Guaranty (the “First Amendment”) providing for an increase in the amount available for borrowing under the Revolving Credit Facility from $40 million to $100 million upon closing of the acquisition of the Alba Property. The First Amendment effected certain amendments to the indebtedness and liens restrictive covenants in the Revolving Credit Facility and provided for the securing of the Company’s and Endeavour UK’s obligations under the Reimbursement Agreement (described below) ratably with the Revolving Credit Facility. In connection with the closing of the acquisition of the Alba Property, the Company drew down the entire additional $60 million available for borrowing.

The foregoing is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Reimbursement Agreement

In addition, on May 31, 2012, the Company and Endeavour UK entered into a reimbursement agreement (the “Reimbursement Agreement”) with New Pearl S.à r.l. (the “Pledgor”), an unaffiliated third party entity in which the Company has no interest or control, and Cyan, as collateral agent. The Reimbursement Agreement was entered into in connection with the Pledgor’s entry into a credit support arrangement with BNP Paribas (the “LC Provider”), pursuant to which the Pledgor pledged cash to secure a letter of credit issued by the LC Provider for Endeavour UK’s account in the amount of approximately £77 million (approximately $120 million as of May 31, 2012). The letter of credit secures Endeavour UK’s decommissioning obligations for the Alba field until 2014.

Under the Reimbursement Agreement, Endeavour UK agrees to reimburse the Pledgor in the event that the letter of credit is drawn and the Pledgor’s cash is paid to the LC Provider. The Reimbursement Agreement also provides that Endeavour UK must pay a quarterly fee computed based on the outstanding amount of each letter of credit, along with an initial fee. Such fees and expenses will be deductible by Endeavour UK for U.K. tax purposes. Endeavour UK agrees to procure the release of the Pledgor’s pledged cash on or before December 31, 2013 (the expiration date of the letter of credit). The Company and its other material subsidiaries unconditionally guarantee Endeavour UK’s obligations under the Reimbursement Agreement. In addition, the Company’s and Endeavour UK’s obligations under the Reimbursement Agreement are secured on a pari passu basis with their obligations under the Revolving Credit Facility by a first lien on substantially all of the assets of the Company and its material subsidiaries.

The foregoing is qualified in its entirety by reference to the Reimbursement Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Also on May 31, 2012, the Company used approximately $255 million of the net proceeds from its offering of the Notes upon release from escrow to repay all amounts outstanding under the Credit Agreement, dated as of August 16, 2010, as amended (the “Senior Term Loan”), among the Company, Endeavour UK, Cyan, as administrative agent, and the other lenders party thereto. This repayment included a prepayment fee of approximately $7 million. Following the repayment by the Company, the Senior Term Loan was terminated and all of the liens on the collateral securing Endeavour UK’s obligations thereunder were released.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above with respect to the closing of the Alba Property portion of the COP Acquisition is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the First Amendment and the Reimbursement Agreement is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

See Exhibit 99.1 (audited financial statements of the Alba Property purchased in the COP Acquisition for the years ending December 31, 2009, 2010 and 2011 and unaudited financial statements of the Alba Property purchased in the COP Acquisition for the three months ending March 31, 2011 and 2012).

(b)	Pro Forma Financial Information

See Exhibit 99.2 (unaudited pro forma combined financial statements of Endeavour International Corporation).

(d)	Exhibits.

Exhibit Number	Description

10.1 *	First Amendment to Credit Agreement; U.S. Security Agreement and Subsidiaries Guaranty dated as of May 31, 2012, by and among Endeavour International Corporation, Endeavour Energy UK Limited, the subsidiary guarantors party thereto, Cyan Partners, LP, as administrative agent and collateral agent, and the other lenders party thereto.

10.2 *	Reimbursement Agreement, dated May 31, 2012, among Endeavour International Corporation, Endeavour Energy UK Limited, New Pearl S.à r.l and Cyan Partners, LP, as collateral agent.

23.1*	Consent of Ernst & Young LLP

99.1 **	Audited statement of combined revenues and direct operating expenses of Alba Property purchased in the COP Acquisition

99.2 *	Unaudited pro forma condensed combined financial statements giving effect to the COP Acquisition and the related financing transactions

*	Previously filed with this Current Report on Form 8-K.
**	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEAVOUR INTERNATIONAL CORPORATION

Date: January 24, 2013	By:	/s/ Stanley W. Farmer

Stanley W. Farmer
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1*	First Amendment to Credit Agreement; U.S. Security Agreement and Subsidiaries Guaranty dated as of May 31, 2012, by and among Endeavour International Corporation, Endeavour Energy UK Limited, the subsidiary guarantors party thereto, Cyan Partners, LP, as administrative agent and collateral agent, and the other lenders party thereto.

10.2*	Reimbursement Agreement, dated May 31, 2012, among Endeavour International Corporation, Endeavour Energy UK Limited, New Pearl S.à r.l and Cyan Partners, LP, as collateral agent.

23.1*	Consent of Ernst & Young LLP

99.1 **	Audited statement of combined revenues and direct operating expenses of Alba Property purchased in the COP Acquisition

99.2 *	Unaudited pro forma condensed combined financial statements giving effect to the COP Acquisition and the related financing transactions

*	Previously filed with this Current Report on Form 8-K.
**	Filed herewith.

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